Exhibit 99.B(d)(2)(a)

INVESTMENT SUB-ADVISORY AGREEMENT
between
KPB INVESTMENT ADVISORS LLC,
VICTORY CAPITAL MANAGEMENT INC.
and
THE VICTORY PORTFOLIOS

AGREEMENT made as of the 1st day of August, 2013, by and between Victory Capital Management Inc., a New York corporation (the “Adviser”), KPB Investment Advisors LLC, an Ohio limited liability company (the “Sub-Adviser), and The Victory Portfolios (the “Trust”), a Delaware statutory trust which may issue one or more series of shares of beneficial interest, on behalf of the funds listed on Schedule A individually and not jointly (each, a “Fund” and collectively, the “Funds”).

WHEREAS, the Adviser provides the Funds, as series of the Trust, an open-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), investment advisory services pursuant to the terms and conditions of an investment advisory agreement dated as of August 1, 2013 (the “Advisory Agreement”), between the Adviser and the Trust, on behalf of the Funds and its other series; and

WHEREAS, the Trust and the Adviser desire to retain the Sub-Adviser to furnish investment sub-advisory services to the Funds, and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.                                      Appointment.

(a)                                 General.  The Trust and the Adviser hereby appoint the Sub-Adviser to act as investment sub-adviser to the Funds for the period and on the terms set forth in this Agreement.  The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

(b)                                 Employees of Affiliates.  The Sub-Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Trust under applicable laws; provided that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Sub-Adviser.

2.                                      Delivery of Documents.  The Adviser has delivered to the Sub-Adviser copies of the currently effective Prospectuses and Statements of Additional Information of the Funds along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any.

3.                                      Investment Sub-Advisory Services.

(a)                                 Management of the Funds.  The Sub-Adviser hereby undertakes to act as investment sub-adviser to the Funds with respect to that portion of the assets of each Fund that the Adviser allocates from time to time to the Sub-Adviser to manage (which portion may include any or all of the Fund’s assets).

(b)                                 The Adviser agrees to provide the Sub-Adviser with such assistance as may be reasonably requested by the Sub-Adviser in connection with its activities under this Agreement, including, without limitation, information concerning each Fund, its funds available, or to become available, for investment and generally as to the conditions of each Fund’s affairs.

(c)                                  Should the Board of Trustees of the Trust or the Adviser at any time make any determination as to investment policy and notify the Sub-Adviser thereof, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until notified that such determination has been revoked. Further, the Adviser or the Trustees of the Trust may at any time, upon written notice to the Sub-Adviser, suspend or restrict the right of the Sub-Adviser to determine what assets of a Fund shall be purchased or sold and what portion, if any, of the Fund’s assets shall be held uninvested. It is understood that the Adviser undertakes to discuss with the Sub-Adviser any such determinations of investment policy and any such suspension or restrictions on the right of the Sub-Adviser to determine what assets of a Fund shall be purchased or sold or held uninvested, prior to the implementation thereof.

(d)                                 Subject to the supervision of the Board of Trustees of the Trust and the Adviser, the Sub-Adviser shall regularly provide investment advice to the Funds and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Funds that are allocated to the Sub-Adviser to manage and, in furtherance thereof, shall:

(i)

obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Funds’ investment programs, and the issuers of securities included in the Funds’ investment portfolios and the industries in which they engage, or which may relate to securities or other investments which the Sub-Adviser may deem desirable for inclusion in a Fund’s investment portfolio;

(ii)	determine which issuers and securities shall be included in the portfolio of each Fund;

(iii)	furnish a continuous investment program for each Fund;

(iv)	in its discretion and without prior consultation with the Trust, buy, sell and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of each Fund;

(v)

take, on behalf of each Fund, all actions the Sub-Adviser may deem necessary in order to carry into effect such investment program and the Sub-Adviser’s functions as provided above, including the making of appropriate daily trade and periodic reports to the Adviser and periodic reports to the Trust’s Board of Trustees;

(vi)	provide such compliance reports, assessments and certifications from the Sub-Adviser’s Chief Compliance Officer as the Adviser or the Trust’s Board of Trustees may request;

(vii)

provide the Trust with reasonable evidence that, with respect to activities on behalf of the Funds, the Sub-Adviser has maintained and is maintaining adequate errors and omissions insurance and fidelity bond coverage;

(viii)

provide the Adviser and the Trust with such additional cooperation as may be reasonably requested in furtherance of the operation of the Funds and the regulatory requirements of the Funds and the Adviser; and

(ix)

maintain the confidentiality of Trust information, other than as needed to conduct the business of the Funds, and exercise at least the same standard of care that it uses to protect its own confidential and proprietary information.

(e)                                  Covenants.  The Sub-Adviser shall carry out its investment advisory and supervisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in:  (i) each Fund’s Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Trust’s Trust Instrument, Bylaws or other governing instruments, as amended from time to time; (iii) the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Adviser or the Trust with respect to a Fund and provided to the Sub-Adviser in writing.  The Sub-Adviser agrees to use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the “Code”), except as may be authorized to the contrary by the Trust’s Board of Trustees.  The management of the Funds by the Sub-Adviser shall at all times be subject to the review of the Adviser and the Trust’s Board of Trustees.

(f)                                   Books and Records.  Pursuant to applicable law, the Sub-Adviser shall keep each Fund’s books and records required to be maintained by, or on behalf of, the Funds with respect to sub-advisory services rendered hereunder.  The Sub-Adviser agrees that all records which it maintains for a Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund’s request.  The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Fund required to be preserved by such Rule.

(g)                                  Reports, Evaluations and other Services.  The Sub-Adviser shall furnish reports, evaluations, information or analyses to the Adviser and the Trust with respect to the Funds and in connection with the Sub-Adviser’s services hereunder as the Adviser or the Trust’s Board of Trustees may reasonably request from time to time or as the Sub-Adviser may otherwise deem to be desirable.  The Sub-Adviser shall make recommendations to the Trust’s Board of Trustees with respect to Trust policies, and shall carry out such policies as are adopted by the Board of Trustees.  The Sub-Adviser shall, subject to review by the Adviser and the Board of Trustees, furnish such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

(h)                                 Purchase and Sale of Securities.  The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for each Fund with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser to the extent permitted by the 1940 Act and the Trust’s policies and procedures applicable to the Funds.  The Sub-Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds.  In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Sub-Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  In no event shall the Sub-Adviser be under any duty to obtain the lowest commission or the best net price for any Fund on any particular transaction, nor shall the Sub-Adviser be under any duty to execute any order in a fashion either preferential to any Fund relative to other accounts managed by the Sub-Adviser or otherwise materially adverse to such other accounts.

(i)                                     Selection of Brokers or Dealers.  In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Sub-Adviser, the Funds and/or the other accounts over which the Sub-Adviser exercises investment discretion.  The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to accounts over which it exercises investment discretion.  The Sub-Adviser shall report to the Adviser and the Board of Trustees of the Trust regarding overall commissions paid by the Fund and their reasonableness in relation to their benefits to the Fund.  Any transactions for a Fund that are effected through an affiliated broker-dealer on a national securities exchange of which such broker-dealer is a member will be effected in accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Rule lla2-2(T).  The Fund hereby authorizes any such broker or dealer to retain commissions for effecting such transactions and to pay out of such retained commissions any compensation due to others in connection with effectuating those transactions.

(j)                                    Aggregation of Securities Transactions.  In executing portfolio transactions for a Fund, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or its other clients if, in the Sub-Adviser’s reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Trust’s registration statement and the Fund’s Prospectus and Statement of Additional Information.  In such event, the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.

4.                                      Representations and Warranties.

(a)                                 The Sub-Adviser hereby represents and warrants to the Adviser and the Trust as follows:

(i)

The Sub-Adviser is a limited liability company duly organized and in good standing under the laws of the State of Ohio and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(ii)

The Sub-Adviser is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Sub-Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

(iii)	The Sub-Adviser at all times shall provide its best judgment and effort to the Trust in carrying out the Sub-Adviser’s obligations hereunder.

(iv)

All representations and warranties made by the Sub-Adviser pursuant to this Paragraph 4 hereof shall survive for the duration of this Agreement and the Sub-Adviser shall immediately notify, but in no event later than five (5) business days, the Adviser and the Trust in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

(b)                                 The Adviser hereby represents and warrants to the Sub-Adviser and the Trust as follows:

(i)

The Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(ii)

The Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

(iii)	The Adviser at all times shall provide its best judgment and effort to the Sub-Adviser and the Trust in carrying out the Adviser’s obligations hereunder.

(c)                                  The Trust hereby represents and warrants to the Adviser and the Sub-Adviser as follows:

(i)	The Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms.

(ii)

The Trust is registered as an investment company with the Commission under the 1940 Act and shares of each Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

5.                                      Compensation.  As compensation for the services which the Sub-Adviser is to provide or cause to be provided pursuant to Paragraph 3, the Adviser shall pay to the Sub-Adviser out of the Adviser’s assets an annual fee, computed and accrued daily and paid in arrears within the first five business days of every month, at the rate set forth opposite such Fund’s name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month, multiplied by the portion of that Fund’s assets allocated by the Adviser to the Sub-Adviser for investment during such month.  At the request of the Adviser, for administrative convenience, some or all of such fee shall be paid directly by a Fund to a Sub-Adviser from fees payable to the Adviser under the Advisory Agreement.  However, neither the Trust nor any Fund shall be liable to the Sub-Adviser for the compensation of the Sub-Adviser.  The fee for any partial month under this Agreement shall be calculated on a proportionate basis.

6.                                      Interested Persons.  It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Trust are or may be or become interested in the Sub-Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Sub-Adviser are or may be or become similarly interested in the Trust.

7.                                      Expenses.

(a)                                 As between the Sub-Adviser and the Funds, the Funds will pay for all their expenses other than those expressly stated to be payable by the Sub-Adviser hereunder, which expenses payable by the Funds shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments, which the parties acknowledge might be higher than other brokers would charge when a Fund utilizes a broker which provides brokerage and research services to the Sub-Adviser as contemplated under Paragraph 3 above; (iii) fees and expenses of the Trust’s Trustees that are not employees of the Sub-Adviser; (iv) legal and audit expenses; (v) administrator, custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Funds’ shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders, unless otherwise required; (viii) all other expenses incidental to holding meetings of shareholders, including proxy solicitations therefor, unless otherwise required; (ix) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto; (x) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders; (xi) insurance premiums for fidelity bonds and other coverage to the extent approved by the Trust’s Board of Trustees; (xii) association membership dues authorized by the Trust’s Board of Trustees; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party (or to which the Funds’ assets are subject) and any legal obligation for which the Trust may have to provide indemnification to the Trust’s Trustees and officers.

(b)                                 Notwithstanding the foregoing, the Sub-Adviser agrees to pay the Adviser or the Trust the cost of generating a prospectus supplement, including costs of preparation, filing, typesetting, printing, distribution and mailing of the supplement, if the Sub-Adviser makes any changes that require prompt disclosure in the prospectus or any required regulatory documents that may be caused by changes to its structure or ownership, to investment personnel, to investment style or management, or otherwise (“Changes”), and at the time of notification of the Trust or the Adviser by the Sub-Adviser of such Changes, the Fund is not generating a supplement for other purposes or the Fund or the Adviser does not wish to add such Changes to the pending supplement.  In the event two or more sub-advisers, if applicable, each require a supplement simultaneously, the expense of a combined supplement will be shared by them in an equitable manner determined by the Adviser.

(c)                                  In the event there is a proposed change of control of the Sub-Adviser that would terminate this Agreement, if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, Sub-Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the appropriate Fund(s) to approve continuation of this Agreement.  Such expenses include the reasonable costs of preparation, filing, typesetting, printing, distribution and mailing of a proxy statement, and of soliciting proxies.

(d)                                 In the event that such a proposed change of control of the Sub-Adviser shall occur and the Fund is operating under an exemptive order issued by the SEC to the Trust or the Adviser with respect to the appointment of sub-advisers without the need for shareholder approval, the Sub-Adviser agrees to assume all reasonable costs and expenses associated with an information statement required by the exemptive order which may contain all information that would be included in a proxy statement.  Such expenses include the reasonable costs of preparation, filing, typesetting, printing, distribution and mailing of an information statement.

8.                                      References to Sub-Adviser.  The Sub-Adviser hereby grants to the Adviser and the Trust during the term of this Agreement the right and license to use the Sub-Adviser’s name and registered and unregistered trademarks, service marks and logos on websites, marketing literature, prospectuses, SAIs, shareholder reports, proxies, and in other materials solely for the purpose of disclosing and promoting the relationship amongst the parties to this Agreement.  In accordance with the license rights granted in the preceding sentence, the Adviser agrees to furnish to the Sub-Adviser copies of such documents that refer to the Sub-Adviser prior to the use thereof, and not to use such material if the Sub-Adviser reasonably objects in writing within three (3) business days (or such other time as may be mutually agreed) after receipt thereof.

9.                                      Non-Exclusive Services; Limitation of Sub-Adviser’s Liability.  The services of the Sub-Adviser to the Funds are not to be deemed exclusive and the Sub-Adviser may render similar services to others and engage in other activities.  The Sub-Adviser and its affiliates may enter into other agreements with the Funds and the Trust for providing additional services to the Funds and the Trust which are not covered by this Agreement, and to receive additional compensation for such services.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Sub-Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Adviser, the Trust, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Adviser, the Trust, a Fund or any shareholder of a Fund in connection with the performance of this Agreement.  The Trust, on behalf of a Fund, may enforce any obligations of the Sub-Adviser under this Agreement and may recover directly from the Sub-Adviser for any liability it may have to the Trust or a Fund.

10.                               Effective Date; Modifications; Termination.  This Agreement shall become effective as of the date first above written, provided that it shall have been approved by a majority of the outstanding voting securities of each Fund, in accordance with the requirements of the 1940 Act or any exemptive relief granted thereunder, or such later date as may be agreed by the parties following such shareholder approval.

(a)                                 This Agreement shall continue in force until December 31, 2014.  Thereafter, this Agreement shall continue in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board of Trustees of the Trust or a majority of the outstanding voting shares of the Fund.

(b)                                 The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

(c)                                  Notwithstanding the foregoing provisions of this Paragraph 10, the Trust or the Adviser may terminate this Agreement at any time on sixty (60) days’ prior written notice to the other parties hereto, without payment of any penalty.  Such a termination by the Trust or the Adviser may be effected severally as to any particular Fund, and shall be effected as to any Fund by vote of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund.  The Sub-Adviser may terminate this Agreement at any time on ninety (90) days’ prior written notice to the other parties hereto, without payment of any penalty.  Such termination by the Sub-Adviser shall be effected as to all Funds.  This Agreement shall terminate automatically in the event of its assignment.

(d)                                 In the event of termination of this Agreement, those paragraphs of the Agreement which govern the conduct of the parties’ future interactions with respect to the Sub-Adviser having provided investment management services to the Fund(s) for the duration of the Agreement, including but not limited to paragraphs 3(d)(vi), 3(d)(vii), 3(d)(viii), 3(d)(ix), 3(f), 9, 11, 15 and 16 shall survive such termination of this Agreement.

11.                               Limitation of Liability of Trustees and Shareholders.  The Adviser and the Sub-Adviser acknowledges the following limitation of liability:

The terms “The Victory Portfolios” and “Trustees” refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust

Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed.  The obligations of “The Victory Portfolios” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

12.                               Certain Definitions.  The terms “vote of a majority of the outstanding voting securities,” “assignment,” “control,” and “interested persons,” when used herein, shall have the respective meanings specified in the 1940 Act.  References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

13.                               Independent Contractor.  The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

14.                               Structure of Agreement.  The Trust is entering into this Agreement on behalf of the respective Funds severally and not jointly.  The responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly.  No Fund shall have any responsibility for any obligation of any other Fund arising out of this Agreement.  Without otherwise limiting the generality of the foregoing:

(a)                                 any breach of any term of this Agreement regarding the Trust with respect to any one Fund shall not create a right or obligation with respect to any other Fund;

(b)                                 under no circumstances shall the Adviser have the right to set off claims relating to a Fund by applying property of any other Fund; and

(c)                                  the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular Fund to which such relationship and consideration applies.

This Agreement is intended to govern only the relationships between the Adviser, the Sub-Adviser, and the Trust and the Funds, and (except as specifically provided above in this Paragraph 14) is not intended to and shall not govern (i) the relationship between the Trust and any Fund or (ii) the relationships among the respective Funds.

15.                               Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act or any rule or regulation of the SEC thereunder.

16.                               Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

17.                               Notices.  Notices of any kind to be given to the Adviser hereunder by the Sub-Adviser or the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, Attention: President, with a copy to Christopher K. Dyer, or at such other address or to such individual as shall be so specified by the Adviser to the Sub-Adviser and the Trust.  Notices of any kind to be given to the Sub-Adviser hereunder by the Adviser or the Trust shall be in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 127 Public Square, Cleveland, Ohio 44114, Attention: Brian Tipple, with a copy to Paul Weick, Esq., or at such other address or to such individual as shall be so specified by the Sub-Adviser to the Adviser and the Trust.  Notices of any kind to be given to the Trust hereunder by the Adviser or Sub-Adviser shall be in writing and shall be duly given if mailed or delivered to 3435 Stelzer Road, Columbus, Ohio 43219-3035, Attention: Chair of the Board; with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, 10104, Attention: Jay G. Baris, Esq., or at such other address or to such individual as shall be so specified by the Trust to the Adviser.  Notices shall be effective upon delivery.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

VICTORY CAPITAL MANAGEMENT INC.		THE VICTORY PORTFOLIOS
On behalf of the Funds listed on Schedule A,
individually and not jointly

By:	/s/ David Brown	By:	/s/ Michael Policarpo
Name:	David Brown	Name:	Michael Policarpo
Title:	Chief Executive Officer	Title:	President

KPB INVESTMENT ADVISORS LLC

By:	/s/ Paul Toft
Name:	Paul Toft
Title:	Director of Municipal Investments